EXECUTION VERSION

AMENDMENT NO. 4 TO EKLUTNA POWER PURCHASE AGREEMENT

This AMENDMENT NO. 4 TO EKLUTNA POWER PURCHASE AGREEMENT, dated as of the 23rd day of September, 2020 (this “Amendment”), is made and entered into by and between (i) CHUGACH ELECTRIC ASSOCIATION, INC., an Alaska not-for-profit electric cooperative corporation (“Purchaser”), and (ii) the MUNICIPALITY OF ANCHORAGE, a political subdivision organized under the laws of the State of Alaska (“Seller”). Purchaser and Seller are hereinafter referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Purchaser and Seller entered into that certain Eklutna Power Purchase Agreement dated as of December 28, 2018 (the “Eklutna PPA”);

WHEREAS, Section 15.7 of the Eklutna PPA provides that Purchaser and Seller may amend the Eklutna PPA upon the execution and delivery of a written agreement executed by each Party;

WHEREAS, the last sentence of the first paragraph of Section 14.3 of the Eklutna PPA provides as follows:  “If Purchaser exercises its Purchase Option, Seller and Purchaser shall enter into a purchase and sale agreement for the Chugach Portion in a form to be mutually agreed by the Parties prior to the Closing under the Asset Purchase Agreement”; and

WHEREAS, Purchaser and Seller wish to replace the last sentence of the first paragraph of Section 14.3 of the Eklutna PPA with a new last sentence as set forth in this Amendment.

NOW, THEREFORE, pursuant to Section 15.7 of the Eklutna PPA, and in consideration for the premises and agreements as hereinafter set forth, the Parties, intending to be legally bound, agree as follows:

1. Revision to Section 14.3. The last sentence of the first paragraph of Section 14.3 of the Eklutna PPA is hereby deleted and replaced with the following sentence:

If Purchaser exercises its Purchase Option, Seller and Purchaser shall enter into a purchase and sale agreement for the Chugach Portion in a form to be mutually agreed by the Parties within one (1) year after the Closing under the Asset Purchase Agreement.

2. Effective Date and Incorporation of Terms of Eklutna PPA.  This Amendment shall be deemed effective as of the Effective Date as defined in Exhibit A to the Eklutna PPA and, without in any way limiting the effect of the amendment set forth in Section 1 of this Amendment, shall be subject to all the terms and conditions of the Eklutna PPA.

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Amendment No. 4 to Eklutna PPA

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

3. Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

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Amendment No. 4 to Eklutna PPA

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers and officials thereunto duly authorized.

MUNICIPALITY OF ANCHORAGE, ALASKA
By /s/ William D. Falsey Name: William D. Falsey Title: Municipal Manager
CHUGACH ELECTRIC ASSOCIATION, INC.
By Lee D. Thibert Name: Lee D. Thibert Title: Chief Executive Officer

Signature Page to

Amendment No. 4 to Eklutna PPA

between

Municipality of Anchorage and Chugach Electric Association, Inc.